Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT,
REIMBURSEMENT AND EXCHANGE AGREEMENT

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT, REIMBURSEMENT AND EXCHANGE AGREEMENT, dated as of April 14, 2003 (this “Amendment”) among The AES Corporation, a Delaware corporation (the “Borrower”), AES International Holdings II, Ltd., a corporation organized under the laws of the British Virgin Islands (“AES BVI II”), the Subsidiary Guarantors party to the Credit Agreement referred to below (the “Subsidiary Guarantors”), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collective, the “Banks”), the Revolving Fronting Banks and the Drax LOC Fronting Bank party to the Credit Agreement referred to below, Citicorp USA, Inc., as administrative agent (in such capacity, the “Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENTS

(1)                                  The Borrower, the Subsidiary Guarantors, the Revolving Fronting Banks and the Drax LOC Fronting Bank, the Banks, the Agent and the Collateral Agent have entered into an Amended and Restated Credit, Reimbursement and Exchange Agreement dated as of December 12, 2002 (the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)                                  The Borrower has requested that the Banks amend certain provisions of the Credit Agreement to permit the issuance from time to time and in one or more tranches by the Borrower of new second-priority senior secured notes in an aggregate principal amount of up to $2,000,000,000 and to permit certain other activities by the Borrower.

(3)                                  The Banks party hereto, constituting not less than the Required Banks are, on the terms and conditions stated below, willing to grant the request of the Borrower as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, and subject to the terms and conditions of this Amendment, the parties agree as follows:

SECTION 1.  Amendments to the Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement is, effective as of the date hereof, hereby amended as follows:

(a)                                  The following definitions are hereby added to Section 1.01 of the Credit Agreement in the correct alphabetical order:

““Amendment No. 1” means Amendment No. 1 to this Agreement dated as of April 14, 2003 among the Borrower, the Subsidiary Guarantors, AES BVI

II, the Revolving Fronting Banks and the Drax LOC Fronting Bank party thereto, the Lenders party thereto, the Agent and the Collateral Agent.”

““Amendment No. 1 Effective Date” has the meaning set forth in Section 3 of Amendment No. 1.”

““Asset Sale Proceeds Basket” means at any time of determination, (x) the sum of (1) $100,000,000 and (2) aggregate amount of Net Cash Proceeds received by the Borrower after the Amendment No. 1 Effective Date and prior to such time of determination from Covered Asset Sales that are not required to prepay the Facilities as set forth in Section 2.11, less (y) the amounts referred to in clause (x) above that were applied to the repayment of any Debt prior to such time in accordance with the provisions of Section 5.17(viii) (other than any Debt repayed with an amount from the Equity Basket at such time).”

““Second-Priority Senior Secured Notes” means the Senior Secured Notes issued from time to time and in one or more tranches by the Borrower in accordance with the provisions of Section 5.07(a)(xv).”

(b)                                 The definition of “Net Cash Proceeds” in Section 1.01 of the Credit Agreement is amended by amending and restating clause (B) thereof in its entirety to read as follows:

“(B)                          with respect to any Asset Sale, means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the property disposed of in such Asset Sale or received in any other noncash form) therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other customary fees and expenses incurred (including, without limitation, consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof), and all federal, state, provincial, foreign and local taxes payable to the relevant tax authority (i) as a direct consequence of such Asset Sale, (ii) as a result of the required repayment of any Debt in any jurisdiction other than the jurisdiction where the property disposed of was located or (iii) as a result of any repatriation to the U.S. of any proceeds of such Asset Sale, and in each case net of a reasonable reserve (which reserve (1) if required by the applicable sale agreement, shall be deposited into a third party escrow account with an escrow agent and (2) otherwise, shall be deposited into a Deposit Account or a Securities Account (as each term is defined in the Security Agreement) and shall be maintained in such account until such time as the applicable indemnification obligation expires or the amounts on deposit are required to make indemnification payments) for any indemnification payments (fixed and contingent) attributable to seller’s indemnities to the purchaser undertaken by the Borrower or any of its Subsidiaries in connection with such Asset Sale (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made prior to the Termination Date) provided that any amounts in such reserve to the extent not paid to the purchaser as an indemnification payment after the expiration of any applicable time period set forth in the agreements in respect of such Asset Sale shall be treated as “Net Cash Proceeds” for all purposes of the Agreement, and net of all payments made on any Debt which must by its terms or by applicable law be repaid out of the proceeds from such Asset Sale, and net of all required distributions and other required payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;”

(c)                                  Section 1.01 of the Credit Agreement is amended by deleting the definition of “Permitted Investment Basket”.

(d)                                 Section 2.11(b)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The Borrower shall, reasonably promptly following the date of receipt of Net Cash Proceeds from the issuance of Debt by the Borrower permitted by Section 5.07(a)(xi) or 5.07(a)(xv) (provided that Net Cash Proceeds subject to this Section 2.11(b)(iv) shall be limited to the first $475,000,000 of such Net Cash Proceeds from the initial issuance of the Debt issued pursuant to Section 5.07(a)(xv)) but in no event later than three Business Days after receipt thereof, prepay an aggregate principal amount of the Term Loans and prepay or cash collateralize the Drax LOC Liabilities in an aggregate amount equal to the Banks’ Ratable Share of such Net Cash Proceeds.  Each such prepayment shall be applied ratably to each of the Term Loan Facilities and the Drax Letter of Credit Facility as set forth in clause (c) below (it being understood that for purposes of calculating such ratable share prior to the Tranche A Term Loan Facility being paid in full, the aggregate amount of the Revolving Credit Commitments shall be deemed to be part of the Tranche A Term Loan Facility).”

(e)                                  Section 5.01 of the Credit Agreement is hereby amended by adding the following phrase “other than with respect to clause (c) below which information shall only be delivered to the Bank Party requesting such information” after the phrase “it being understood that” in the first parenthetical therein.

(f)                                    Section 5.01(c) of the Credit Agreement is hereby amended by adding the phrase “upon request by any such Bank Party made at least 30 days prior to the date that the relevant financial statements are required to be delivered pursuant to clause (a) or (b) above,” immediately prior to the phrase “(1) as soon as available”.

(g)                                 Section 5.07(a) of the Credit Agreement is hereby amended by (a) deleting the “and” at the end of clause (xiii) thereof, (b) deleting the “.” at the end of clause (xiv) thereof and replacing it with a “;” and (c) adding at the end thereof the following new clause (xv) to read as follows:

“(xv) the issuance by the Borrower of Second-Priority Senior Secured Notes, provided that (w) the aggregate principal amount of such Debt shall not be greater than $2,000,000,000, (x) the final maturity of such Debt shall in no event be prior to April 15, 2008, (y) (1) the first $475,000,000 in Net Cash Proceeds from the initial issuance of such Debt shall be applied as set forth in Section 2.11(b)(iv) and (2) the remaining Net Cash Proceeds from the initial issuance and any subsequent issuances of such Debt shall be used to repay, purchase or defease any of the Debt of the Borrower (other than any of the surety bonds, guarantees, and letters of credit set forth on Schedule VI to the Credit Agreement) that is permitted by Section 5.07(a)(ii)(the “Eligible Debt”) (provided that (A) up to $250,000,000 of such remaining Net Cash Proceeds may be retained by the Borrower for general corporate purposes (including, without limitation, to repay Eligible Debt) and (B) to the extent that any such remaining Net Cash Proceeds (other than the $250,000,000 referred to in the immediately preceding clause (A) in this proviso) are not used to immediately repay, purchase or defease the Eligible Debt, such remaining Net Cash Proceeds shall be deposited into and held either in a Deposit Account or a Securities Account (as each term is defined in the Security Agreement) or a third party escrow account with an escrow agent on terms and conditions reasonably satisfactory to the Agent until such time as such Net Cash Proceeds are used to either repay, purchase, redeem or defease such Eligible Debt (whether through open market repurchases, redemptions or otherwise) or to redeem or repurchase such Second Priority Senior Secured Notes and pending such use the Agent shall not exercise any right or remedy under the Shared Collateral Documents that would prevent the Borrower from using such Net Cash Proceeds for such purposes) and (z) the terms and conditions of such Debt in the opinion of the Agent are consistent with customary market terms for a financing of its nature and do not adversely affect the ability of the Borrower to meet its payment Obligations under the Financing Documents.”

(h)                                 Section 5.07(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) Debt incurred by a Subsidiary:

(x)                                   (1) to finance the acquisition, development, construction, operation, maintenance (including modifications and upgrades to comply with applicable laws and regulations) or working capital requirements (including letters of credit or guarantees to fund debt service reserve accounts or similar accounts or for the benefit of power purchase agreements or commodity hedging counterparties) of a Power Supply Business or other business owned, operated or managed (including on a joint basis with others), directly or indirectly, by the Borrower (an “AES Business”) or (2) to finance the acquisition of “greenfields” and the construction, operation, maintenance or working capital requirements (including modifications and upgrades to comply with applicable laws and regulations) or working capital requirements (including letters of credit or guarantees to fund debt service reserve accounts or similar accounts or for the benefit of power purchase agreements or commodity hedging counterparties) necessary to develop and construct such “greenfields” and to operate them as an AES Business; and

(y)                                 that is not also the Debt of any other Subsidiary with an interest in any other AES Business (except for Debt incurred or assumed by Intermediate Holding Companies which, at the time such Debt was incurred or assumed, in the aggregate, contributed less than 50% of the Parent Operating Cash Flow for the immediately preceding four fiscal quarters);”

(i)                                     Section 5.07(b) of the Credit Agreement is hereby amended by adding at the end thereof the following new clauses (xi) and (xii):

“(xi) Debt incurred by a Subsidiary for the purpose of restructuring commercial contracts of such Subsidiary, to the extent that such restructuring results in a net present value saving to the Subsidiary incurring such Debt; provided that (w) the aggregate principal amount of such Debt shall not be greater than the amounts necessary to restructure such commercial contracts, (x) the Payment Restrictions in such Debt (1) shall be no more restrictive than the Payment Restrictions contained in the Debt of such Subsidiary currently outstanding as of the Closing Date or (2) in the opinion of the Borrower, are consistent with customary market terms for a financing of its nature and do not adversely affect the ability of the Borrower to meet its payment Obligations under the Financing Documents and (y) prior to the incurrence of such Debt, the Agent shall have received a certificate from the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower setting forth in reasonable details the calculations required to establish the net present value savings to the Subsidiary from the restructuring of the applicable commercial contracts and the incurrence of the proposed Debt.”

“(xii) Guarantees by Excluded Subsidiaries of Debt and other obligations of other Excluded Subsidiaries.”

(j)                                     Section 5.10 of the Credit Agreement is hereby amended by (a) amending and restating clause (p) thereof in its entirety to read as follows:

“(p) Liens on the Creditor Group Collateral securing the Debt of the Borrower permitted by Section 5.07(a)(iii), (ix), (x), (xi), (xiv) and (xv); provided that the Liens on the Creditor Group Collateral securing the Debt of the Borrower permitted by Section 5.07(a)(xv) shall be (1) junior and subordinate in all respects to the Liens created under the Financing Documents and the other Liens permitted by this clause (p) and (2) granted on terms and conditions that are reasonably satisfactory to the Agent;”

and (b) deleting “.” at the end of clause (q) and replacing it with a “;” and (c) by adding at the end thereof the following new clauses (r), (s) and (t):

“(r)                              Liens on the Borrower’s direct and indirect interest in the Power Supply Business in Brazil known as “Tiete” (the “Tiete Investment”) to secure the obligations of Excluded Subsidiaries the assets of which consist only of other Power Supply Businesses located in Brazil and direct or indirect interests therein;

(s)                                  Liens on the assets of, or Investments in, Excluded Subsidiaries securing Debt of such Excluded Subsidiaries permitted by Section 5.07(b)(xii); and

(t)                                    Liens on cash set aside at the time of the issuance of Second Priority Senior Secured Notes or Temporary Cash Investments purchased with such cash, in either case to the extent that such cash or Temporary Cash Investments pre-fund the repayment or redemption of such Second-Priority Senior Secured Notes and are held in the escrow account referred to in Section 5.07(a)(xv) to be applied for such purpose.”

(k)                                  Section 5.16(xii) of the Credit Agreement is hereby amended by deleting the phrase “in an aggregate amount not to exceed the Permitted Investment Basket” therein.

(l)                                     Section 5.17 of the Credit Agreement is hereby amended by amending and restating clause (viii) thereof in its entirety to read as follows:

“(viii) any repayment of Debt with the Equity Basket or the Asset Sale Proceeds Basket at such time;”

SECTION 2.  Authorization.  The Required Banks hereby authorize the Agent, as the Required Representative (as defined in the Collateral Trust Agreement), to direct the Collateral Trustee to execute an intercreditor agreement and any other related agreements and documents necessary to effectuate the issuance by the Borrower of the Second-Priority Senior Secured Notes.

SECTION 3.  Conditions to Effectiveness.  This Amendment shall be effective on the date on which all of the following conditions precedent have been satisfied (the “Amendment No. 1 Effective Date”):

(a)                                  The Agent shall have received counterparts of this Amendment executed by the Borrower, the Subsidiary Guarantors, AES BVI II, the Collateral Agent and the Required Banks or, as to any of the Banks, advice satisfactory to the Agent that such Bank has executed this Amendment.

(b)                                 All of the accrued fees and expenses of the Agent and the Bank Parties (including the accrued fees and expenses of counsel for the Agent) shall have been paid in full.

(c)                                  Simultaneously with the occurrence of the Amendment No. 1 Effective Date, the Borrower shall prepay the Loans in an amount equal to the Banks’ Ratable Share of $475,000,000 of the Net Cash Proceeds (the “Paydown”) received by the Borrower from the initial issuance of Second-Priority Senior Secured Notes pursuant to Section 2.11(b) of the Credit Agreement (as if this Amendment had already become effective).

SECTION 4.  Bank Fee.  Upon the occurrence of the Amendment No. 1 Effective Date, the Borrower shall pay to the Agent, for the benefit of the applicable Banks, a fee equal to 0.10% of (1) the aggregate amount of the Revolving Credit Loan Commitment of each Bank as of the date hereof, (2) the amount of the Drax LOC Commitment of the Drax LOC Fronting Bank as of the date hereof less the aggregate amount in the Drax LOC Cash Collateral Account (after giving pro forma effect to the Paydown) and (3) the aggregate outstanding principal amount of Tranche A Term Loans, Tranche B Term Loan and Tranche C Term Loans owed to each Bank as of the date hereof (in each case, after giving pro forma effect to the Paydown) that has executed and delivered this Amendment on or before April 14, 2003.

This Amendment is subject to the provisions of Section 10.05 of the Credit Agreement.

SECTION 5.  Representations and Warranties.  The Borrower represents and warrants as follows:

(a)                                  On the date hereof, after giving effect to this Amendment, (i) no event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default and (ii) all representations and warranties set forth in the Financing Documents shall be true and correct in all material respects.

(b)                                 No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower, AES BVI II and the Subsidiary Guarantors of this Amendment or the other transactions contemplated hereby.

(c)                                  This Amendment has been duly executed and delivered by the Borrower, AES BVI II and the Subsidiary Guarantors.  This Amendment and each of the other Financing Documents, as amended hereby, to which each Borrower, each Subsidiary Guarantor and each other Loan Party is a party are legal, valid and binding obligations of such Borrower, such Subsidiary Guarantor and such other Loan Party, as applicable, enforceable against such Borrower, such Subsidiary Guarantor and such Loan Party, as applicable, in accordance with their respective terms.

SECTION 6.  Reference to and Effect on the Credit Agreement and Collateral Documents.

(a)                                  On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and otherwise modified hereby.

(b)                                 The Credit Agreement and each of the other Financing Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Obligors under the Financing Documents, in each case as amended by this Amendment.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank Party, the Collateral Agent or the Agent under the Credit Agreement or the other Financing Documents, nor constitute a waiver of any provision of the Credit Agreement or the other Financing Documents.

SECTION 7.  Affirmation of Credit Agreement and Collateral Documents.  Each Loan Party hereby consents to the modification of the Credit Agreement effected hereby and hereby acknowledges and agrees that the obligations of such Loan Party contained in the Credit Agreement and the other Financing Documents as modified hereby are, and shall remain, in full force and effect.

SECTION 8.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.  WAIVER OF JURY TRIAL.  EACH OF THE LOAN PARTIES, THE COLLATERAL AGENT, THE AGENT AND THE BANK PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE AGENT, THE COLLATERAL AGENT OR ANY BANK PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 10.  Execution in Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 11.  Costs and Expenses.  The Borrower hereby agrees to pay all reasonable costs and expenses associated with the preparation, execution, delivery, administration, and enforcement of this Amendment, including, without limitation, the fees and expenses of the Agent’s counsel and other out-of-pocket expenses related hereto.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

THE AES CORPORATION,

as Borrower

By
Title:

	Address:	1001 North 19th Street
Arlington, VA 22209
	Fax:	(703) 528-4510

SUBSIDIARY GUARANTORS:

AES EDC FUNDING II, L.L.C.,

as Subsidiary Guarantor

By
Title:
Address:
Fax:

AES HAWAII MANAGEMENT COMPANY, INC.,

as Subsidiary Guarantor

By
Title:
Address:
Fax:

AES OKLAHOMA HOLDINGS, L.L.C.,

as Subsidiary Guarantor

By
Title:
Address:
Fax:

AES SOUTHLAND FUNDING, L.L.C.,

as Subsidiary Guarantor

By
Title:
Address:
Fax:

AES WARRIOR RUN FUNDING, L.L.C.,

as Subsidiary Guarantor

By
Title:
Address:
Fax:

OTHER OBLIGOR:

AES INTERNATIONAL HOLDINGS II, LTD.

By
Title:

BANKS:

[Please Type or Print Name of Bank]

By
Title:

AGENT:

CITICORP USA, INC.,

as Agent and as Collateral Agent

By
Title:
	Address:	388 Greenwich Street, 21st Floor
New York, NY 10013

	Fax:	(212) 816-8098
	Attention:	Stuart Glen